Exhibit 1

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13G to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 4th day of February, 2016.

FLEXPOINT GREAT AJAX HOLDINGS, LLC
By:	Flexpoint Fund II, L.P.
Its Manager
	By:	Flexpoint Management II, L.P.
Its General Partner
		By:	Flexpoint Ultimate Management II, LLC
Its General Partner

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Title:	Manager

FLEXPOINT FUND II, L.P.
By:	Flexpoint Management Fund II, L.P.
Its General Partner
	By:	Flexpoint Ultimate Management II, LLC
Its General Partner

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Title:	Manager

FLEXPOINT MANAGEMENT II, L.P.
By:	Flexpoint Ultimate Management II, LLC
Its General Partner

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Title:	Manager

FLEXPOINT ULTIMATE MANAGEMENT II, LLC

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Title:	Manager

DONALD J. EDWARDS

/s/ Donald J. Edwards